UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard Duluth, Georgia 30096 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

Investment Agreement

As previously disclosed, on November 11, 2015, NCR Corporation, a Maryland corporation (the “Company” or “NCR”), entered into an Investment Agreement (the “Investment Agreement”) between the Company and funds managed by or affiliated with Blackstone Capital Partners VI, L.P. and Blackstone Tactical Opportunities L.L.C. (collectively, “Blackstone”) relating to the issuance and sale to Blackstone of 820,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $820 million, or $1,000 per share. The Investment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 12, 2015.

On December 4, 2015, Blackstone assigned its purchase rights for 820,000 shares of Series A Preferred Stock to its permitted transferees, Blackstone BCP VI SBS ESC Holdco L.P., Blackstone NCR Holdco L.P., BTO NCR Holdings – ESC L.P. and BTO NCR Holdings L.P. (the “Purchasers”).

On December 4, 2015, the Company and the Purchasers closed the transactions contemplated by the Investment Agreement (the “Closing”), and the Company issued and sold to the Purchasers 820,000 shares of Series A Preferred Stock for the purchase price described above.

Articles Supplementary Classifying the Series A Preferred Stock

On December 2, 2015, the Company filed with the State Department of Assessment and Taxation of the State of Maryland Articles Supplementary classifying the Series A Preferred Stock (the “Articles Supplementary”) and establishing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of the shares of the Series A Preferred Stock. The Articles Supplementary became effective upon filing.

The Series A Preferred Stock ranks senior to the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000 per share. Holders of Series A Preferred Stock are entitled to a cumulative dividend at the rate of 5.5% per annum, payable quarterly in arrears. If the Company does not declare and pay a dividend, the dividend rate will increase by 2.5% to 8.0% per annum until all accrued but unpaid dividends have been paid in full. Dividends shall be paid in-kind, through the issuance of additional shares of Series A Preferred Stock, for the first sixteen dividend payment dates, after which dividends will be payable in cash or in-kind at the option of the Company.

The Series A Preferred Stock is convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $30.00 per share and an initial conversion rate of 33.33 shares of Common Stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments. At any time after the third anniversary of the date of the issuance of the Series A Preferred Stock (the “Closing Date”), if the volume weighted average price of the Common Stock exceeds $54.00, as may be adjusted pursuant to the Articles Supplementary, for at least 30 trading days in any period of 45 consecutive trading days, all of the Series A Preferred Stock may be converted, at the election of the Company, into the relevant number of shares of Common Stock.

Holders of Series A Preferred Stock are entitled to vote with the holders of the Common Stock on an as-converted basis. Holders of Series A Preferred Stock are entitled to a separate class vote with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock and issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock.

On any date during the three months following March 16, 2024 and the three months following every third anniversary of such date, holders of Series A Preferred Stock have the right to require the Company to repurchase all or any portion of the Series A Preferred Stock at 100% of the liquidation preference thereof plus all accrued but unpaid dividends. Upon certain change of control events involving the Company, holders of Series A Preferred Stock can require the Company to repurchase all or any portion of the Series A Preferred Stock at the greater of (1) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends and (2) the consideration the holders would have received if they had converted their shares of Series A Preferred Stock into Common Stock immediately prior to the change of control event. The Company has the right, upon certain change of control events involving the Company, to redeem the Series A Preferred Stock at the greater of (1) an amount in cash equal to the sum of the liquidation preference of the Series A Preferred Stock, all accrued but unpaid dividends and the present value, discounted at a rate of 10%, of any remaining scheduled dividends through the fifth anniversary of the first dividend payment date, assuming the Company chose to pay such dividends in cash and (2) the consideration the holders would have received if they had converted their shares of Series A Preferred Stock into Common Stock immediately prior to the change of control event.

The foregoing description of the Articles Supplementary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Articles Supplementary, which are attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Registration Rights Agreement

On December 4, 2015, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), the form of which was attached as Annex II to the Investment Agreement.  Pursuant to the Registration Rights Agreement, the Company has agreed to provide to the Purchasers certain customary registration rights with respect to the shares of Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02.                          Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, on December 4, 2015, the Company issued and sold to the Purchasers 820,000 shares of Series A Preferred Stock for an aggregate purchase price of $820 million, or $1,000 per share, pursuant to the Investment Agreement. This issuance and sale is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Blackstone represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock or Conversion Common Stock.

Item 3.03.                          Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

Pursuant to the Investment Agreement, the Company increased the size of its board of directors by two new director seats and elected Chinh E. Chu and Gregory R. Blank to the board of directors, effective as of December 4, 2015, for a term expiring at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company will nominate Mr. Chu for election as a Class B director with a term expiring at the Company’s 2019 annual meeting of the stockholders, and Mr. Blank for election as a Class C director with a term expiring at the Company’s 2017 annual meeting of the stockholders.

The Company’s board of directors appointed Mr. Chu to the Compensation and Human Resource Committee and the Committee on Directors and Governance of the board and appointed Mr. Blank to the Audit Committee and the Executive Committee of the board.

There are no transactions between each of Messrs. Chu and Blank, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.

The Company’s board of directors considered the independence of Messrs. Chu and Blank under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines and concluded that each of Messrs. Chu and Blank is an independent director under the applicable New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.

Item 5.03.                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01.                          Other Events.

Attached as Exhibit 99.1 is a copy of the Company’s press release dated December 4, 2015, announcing the Closing.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, statements regarding the investment by Blackstone and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on NCR’s current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including: factors relating to the achievement of the potential benefits of the investment by Blackstone; domestic and global economic and credit conditions, including, in particular, market conditions and investment trends in the retail industry, and economic and market conditions in China and Russia; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products or problems with our hosting facilities; manufacturing disruptions; collectability difficulties in subcontracting relationships in emerging industries; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions; and the other risks and uncertainties described in NCR’s filings with the Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NCR’s annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015 and in any of NCR’s subsequently filed Form 10-Qs. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information

As previously disclosed, on November 13, 2015, the Company commenced an offer to purchase for cash up to $1.0 billion of shares of common stock, par value $0.01 per share, of the Company pursuant to the Offer to Purchase, dated November 13, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal. This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of NCR. The tender offer by NCR has been made solely by the Offer to Purchase and related Letter of Transmittal and other related materials, which NCR has filed with the SEC. Investors are urged to read these materials, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they contain important information, including the terms and conditions of the tender offer. NCR has filed each of the documents referenced in this paragraph with the SEC, and investors may obtain a free copy of them from the SEC at its website www.sec.gov, or free of charge from NCR at http://investor.ncr.com or by directing a request to Gavin Bell, Vice President of Investor Relations, at 212-589-8468 or gavin.bell@ncr.com.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Articles Supplementary Classifying Series A Convertible Preferred Stock.
10.1
Registration Rights Agreement, dated as of December 4, 2015, by and between NCR Corporation and the affiliates of Blackstone Capital Partners VI, L.P. and Blackstone Tactical Opportunities L.L.C. named therein.

99.1	Press Release dated December 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

	By:	/s/ Robert Fishman
		Name:	Robert Fishman
		Title:	Senior Vice President and Chief Financial Officer

Date: December 4, 2015

Index to Exhibits

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Articles Supplementary Classifying Series A Convertible Preferred Stock.
10.1
Registration Rights Agreement, dated as of December 4, 2015, by and between NCR Corporation and the affiliates of Blackstone Capital Partners VI, L.P. and Blackstone Tactical Opportunities L.L.C. named therein.

99.1	Press Release dated December 4, 2015.